UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 30, 2019
Date of Report (Date of earliest event reported)

Bonanza Creek Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35371	61-1630631
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

410 17th Street, Suite 1400
Denver, Colorado 80202
(Address of principal executive offices, including zip code)

(720) 440-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	BCEI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2019, the Board of Directors (the “Board”) of Bonanza Creek Energy, Inc. (“BCEI” or the “Company”) voted to increase the number of board seats from seven to eight and elected Carrie Hudak, 43, to serve as a non-employee director of the Company, effective immediately, for a term ending on the date of the annual meeting to be held in 2020. The Board has determined that Ms. Hudak qualifies as an independent director under applicable SEC and New York Stock Exchange rules. The Board has not yet determined which committees Ms. Hudak will be joining.

During her nearly 20-year career in the petroleum industry, Ms. Hudak has developed a diverse background in geology, operations, asset management, business development and financial planning. From 2000 through September 2019, Ms. Hudak worked for Anadarko Petroleum Corporation (“Anadarko”). Most recently, Ms. Hudak served as Anadarko’s Vice President, Denver-Julesberg (DJ) Basin Development from May 2017 to September 2019. From March 2016 to May 2017, Ms. Hudak served as Anadarko’s General Manager, DJ Basin Development and Execution, and as Director, Rockies Business Development from November 2014 to March 2016. From 2000 to November 2014, Ms. Hudak served in various capacities, including roles in geology, asset management, and business development. Ms. Hudak received her M.S. in Geology from Duke University and her B.A. in Geology from Miami University.

There are no understandings or arrangements between Ms. Hudak and any other person pursuant to which Ms. Hudak was selected to serve as a director of the Company. Neither Ms. Hudak nor any of her related persons (as defined in Item 404(a) of Regulation S-K under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)) is a party to any transaction in which the Company is a participant that is required to be disclosed under Item 404(a) of Regulation S-K under the Exchange Act.

Ms. Hudak will be entitled to the same compensation as the other directors of the Company: (a) a $75,000 annual cash retainer, payable quarterly, (b) a $125,000 annual grant of restricted stock, prorated for service of less than a full year, (c) a director indemnification agreement with the Company, the form of which has been previously filed with the Securities and Exchange Commission and (d) additional benefits described in the Company’s definitive proxy statement delivered to its stockholders in connection with the 2019 annual meeting of stockholders and filed with the Securities and Exchange Commission on April 24, 2019.

Item 7.01 Regulation FD Disclosure.

On October 30, 2019, the Company issued a press release with respect to the management changes described in Item 5.02 of this Current Report on Form 8-K. The press release is included in this report as Exhibit 99.1 and is incorporated herein by reference. This information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Bonanza Creek Energy, Inc. press release dated October 30, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bonanza Creek Energy, Inc.

Dated: October 30, 2019	By:	/s/ Cyrus D. Marter IV
	Name:	Cyrus D. Marter IV
	Title:	Executive Vice President, General Counsel and Secretary